Exhibit 10.10

PHOENIX INVESTMENT PARTNERS, LTD

FIRST AMENDMENT

Dated as of June 1, 2006

to

LOAN AGREEMENT

Dated as of December 30, 2005

Re: $66,018,833 – 6.55% Senior Note Due December 30, 2010

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT dated as of June 1, 2006 to the Loan Agreement dated as of December 30, 2005 is between Phoenix Investment Partners, LTD. a Delaware corporation (the “Company”) and Phoenix Life Insurance company (the “Noteholder”).

RECITALS:

A. The Company and the Noteholder have heretofore entered into the Loan Agreement dated as of December 30, 2005 (the “Loan Agreement”). The Company has heretofore issued the $66,018,833 6.55% Senior Note Due December 30, 2010 (the “Note”) dated December 30, 2005 pursuant to the Loan Agreement.

B. The Company and the Noteholder now desire to amend the Loan Agreement in the respects, but only in the respects, hereinafter set forth.

NOW, THEREFORE, the Company and the Noteholder, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

Section 7.1 (a) (i) of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

the failure to make any payment of principal on the Note when due as provided for herein or in the Note, provided, however, that the Borrower shall in each calendar year, be entitled to one (1) grace period of five (5) Business Days as to any required payment of principal other than a principal payment due on December 31; and, provided further, that additional interest accrued as a result of the election by Borrower to avail itself of such grace period shall, at the option of the Borrower, be paid by Borrower at the time of making such deferred payment or at the time of the next scheduled principal payment or

This First Amendment shall be construed in connection with and as part of the Loan Agreement, and except as modified and expressly amended by this amendment, all terms, conditions and covenants contained in the Loan Agreement and the Note are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this amendment may refer to the Loan Agreement without making specific reference to this amendment but nevertheless all such references shall be deemed to include this amendment unless the context otherwise requires. This First Amendment shall be governed by and construed in accordance with Connecticut law.

IN WITNESS WHEREOF, the Company and the Noteholder have caused this instrument to be executed, all as of the day and year first above written.

PHOENIX INVESTMENT PARTNERS, LTD.

By:	/s/ Glenn H. Pease
Its Vice President, Finance

PHOENIX LIFE INSURANCE COMPANY

BY:	/s/ John H. Beers
John H. Beers
Its Vice President

3